NORTH CAROLINA

GUILFORD COUNTY

                                LEASE AGREEMENT


      THIS LEASE AGREEMENT, made and entered into this 21st day of June, 1993, by and between S PARTNERS, High Point, North Carolina, a North Carolina Partnership ("OWNER"); and WRANGLER AVIATION, INC., dba TRADEWINDS INTERNATIONAL AIRLINES, a Delaware Corporation, ("TENANT").

                                   WITNESSETH:

      OWNER, for and in consideration of the rents, covenants and agreements hereinafter set forth which are to be paid, kept and performed does lease and rent to TENANT and TENANT hereby agrees to lease and take and does hereby lease and take upon the terms and conditions hereinafter set forth the following described land, building and improvements (hereinafter referred to as "Demised Premises") to wit:

      BEING a portion of that certain industrial building (approximately 10,000 sq. ft.) on the lot known and described as 7001 Cessna Drive, Cross Creek Corporate Center, Greensboro, North Carolina, together with the privilege of sharing parking space on a pro rata basis according to the square footage of building space leased by each of them with other tenants at 7001 Cessna Drive.

      THE TERMS and conditions of the Lease Agreement are as follows:

      1. TERM. The term of this Lease shall be one (1) year, commencing September 1, 1993 and ending August 31, 1994.

      2.  RENTAL.

          (a) TENANT agrees to pay OWNER the sum of Forty-three thousand five hundred dollars ($43,500.00) as lease payments during the term of this Lease payable on the first day of each calendar month in installments of $3625.00 per month.

          (b) If any installment of rental is not paid on or before the tenth day of the calendar month during which such payment becomes due, TENANT shall be obligated to pay to OWNER two percent (2%) of the first late payment, three percent (3%) of the second late payment and five percent (5%) of the amount of each subsequent late payment as a late payment charge which shall be due and payable upon receipt by TENANT of a statement setting forth the amount due.

          (c) All payments of rental shall be paid by TENANT to OWNER without notice or demand at the address set forth in the notice provisions of this Lease or at such other address as OWNER may from time to time designate in writing to TENANT. All rental shall be paid by check payable to S Partners or to such person, firm or corporation as OWNER may designate in the future by notice given pursuant to the notice provisions of this Lease.

      3.   USE AND COMPLIANCE WITH LAWS.

          (a) TENANT shall not conduct on the Demised Premises nor permit to be conducted on the Demised Premises any business which is in violation of the laws of the State of North Carolina or any law or ordinance of any political subdivision having jurisdiction over the premises.

          (b) TENANT shall not, without compliance with applicable rules, regulations and ordinances, store, treat or dispose of any hazardous waste and shall not, without compliance with applicable rules, regulations and ordinances, store or dispose of any "oil" as defined in the North Carolina Oil Pollution and Hazardous Substances Control Act (G.S. 143-215.77) or "hazardous waste" as defined in the Resource Conservation and Recovery Act of 1976 (as amended) (42 USC S6901 et seq), or "hazardous substances" as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (as amended) (42 USC S9601 et seq). TENANT, to the best of its knowledge and ability with regard to the Demised Premises will remain in material compliance with all applicable federal, state and local environmental laws, regulations or ordinances (collectively, "Environmental Laws") and will promptly notify OWNER of any written allegation of non-compliance.

      4. PAYMENT OF TAXES AND ASSESSMENTS. TENANT covenants and agrees to pay all ad valorem taxes on the Demised Premises over the term of this Lease and shall be obligated to reimburse OWNER for payment of such taxes with the payment of rental that becomes due in the calendar month next succeeding the month in which OWNER gives TENANT written notice of the amount of such taxes. TENANT shall pay directly all ad valorem taxes and assessments of any nature imposed or assessed upon or against fixtures, equipment, merchandise or other personal property installed or kept upon the Demised Premises. OWNER shall pay any and all assessments for local improvements, such as water and sewer facilities, street improvements and the like imposed or assessed against any portion of the land hereby leased to TENANT. Taxes for any partial year shall be prorated between the parties based on a calendar year.

      5. UTILITIES. OWNER will make utilities available to the Demised Premises. TENANT shall at its own expense pay for the consumption of all fuel, water, sewer, electric power, telephone and other utilities which it shall consume in connection with its occupancy of the Demised Premises.

      6.  REPAIRS, INSURANCE AND DAMAGE OR DESTRUCTION.

          (a) If the roof, exterior walls or other structural portions of the building (except floors) and the driveway or parking area shall need or require repairs not caused by fire or other casualty for which the OWNER is insured under the provisions of Subparagraph (d) of this ARTICLE and not caused by the negligence or fault of the TENANT, the OWNER, after receiving notice from the TENANT that such repairs are required, shall with reasonable promptness make such repairs at the OWNER'S expense.

          (b) TENANT shall, at its own expense, maintain the interior of the building on the Demised Premises, including all windows and doors, in good condition, save and except ordinary wear and tear and damage from fire, windstorm or other casualty to the extent that such damage is covered by insurance carried by OWNER pursuant to the provisions of Paragraph 6(d). All damage to or destruction of glass shall be at the risk of TENANT.

          (c) TENANT shall at its own expense perform all routine maintenance (e.g. repair stopped toilet caused by misuse and replace burned out lights, etc.), maintain the landscaping, parking and driveway areas, make all necessary repairs to the heating system, electrical system, plumbing system, fire protection system (including annual inspection), and all other equipment installed in the Building and replace any and all such equipment if damage is caused by the fault or negligence of TENANT. TENANT shall maintain an active service agreement on HVAC systems during the term of the Lease and provide OWNER with evidence of same. OWNER shall nevertheless make available to TENANT the benefits of any and all warranties on any of such equipment originally installed in the Building.

          (d) OWNER shall at all times carry a standard coverage insurance policy covering the Demised Premises, including fixtures, in an amount not less than the replacement cost. The premiums for such insurance shall be reimbursed by TENANT and shall be due and payable with the next installment of rent which becomes due after the OWNER notifies TENANT of the amount of such insurance premium and provides TENANT with a copy of the premium. In lieu of the obligation to reimburse OWNER pursuant to this Paragraph 6(d), TENANT may at its option procure and carry such insurance and if TENANT elects to do so, it shall cause such policy or policies of insurance to include OWNER as named insured and provide to OWNER and OWNER'S lender, if any, certificates evidencing or other reasonable evidence of the existence and amounts of such insurance with the insured's as required by this Lease. TENANT shall carry such insurance covering its property located on the Demised Premises or shall as to such property be a self-insurer. TENANT shall obtain and keep in force during the term of this Lease a Commercial General Liability policy of insurance protecting TENANT and OWNER (as an additional insured) against claims for bodily

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injury, personal injury and property damage based upon, involving or arising out of the use, occupancy or maintenance of the Demised Premises. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $1,000,000 per occurrence. OWNER may also maintain liability insurance in addition to, and not in lieu of, the insurance required to be maintained by TENANT.

          (e) Without affecting any other rights or remedies provided pursuant to the terms of this Lease, TENANT and OWNER ("Waiving Party") each hereby release and relieve the other, and waive their right to recover damages (whether in contract or in tort) against the other for loss of or damage to the Waiving Party's property arising out of or incidental to the perils required to be insured against under Paragraph 6 to the extent of any recovery collected under such insurance.

          (f) In the event the Building is damaged by fire or other casualty, TENANT shall give immediate notice in writing to OWNER. If the Building is partially damaged, but not to such extent as to render the Demised Premises wholly untenantable for the purposes for which TENANT uses them under this Lease, the rental and all obligations of TENANT shall abate proportionately from the date of such notice based on the number of square feet which TENANT is unable to use for the purposes for which it was leased and OWNER shall be obligated to make and to complete with due and reasonable diligence such repairs as may be necessary to restore the building to its condition as before such damage occurred. If the damage to the Building is so extensive as to render the Demised Premises wholly untenantable for the purposes for which TENANT uses them under this Lease, the rent shall cease from the time OWNER is notified in writing by TENANT. If the premises are wholly untenantable either party may terminate this Lease by giving written notice to the other pursuant to the notice provisions of this Lease. If both parties elect to continue under the terms of this Lease OWNER shall promptly restore the Building to its condition as existed before such damage occurred and the obligation of TENANT to pay rental shall thereupon resume.

          (g) In the event of disagreement between the parties as to the extent of damage or amount of rental reduction, the differences shall be decided by arbitration, as outlined in ARTICLE 18 of this Agreement.

      7.  MUTUAL INDEMNIFICATION.

          (a) Except for OWNER'S willful actions or negligence and/or any failure by OWNER to fulfill its obligations hereunder, TENANT shall indemnify, protect, defend and hold harmless OWNER from and against any and all claims, damages, costs, liens, judgments, attorneys' fees, expenses and liabilities arising out of, involving, or in dealing with, the occupancy of the Demised

Premises by TENANT during the Term, any act, omission or neglect of TENANT, its employees or invitees, and arising out of any breach by TENANT in the performance of any obligations on TENANT'S part to be performed under this Lease. The foregoing shall include, but not be limited to, the defense or pursuit of any claim or any action or proceeding involved therein. In case any action or proceeding be brought against OWNER by reason of any of the foregoing matters, TENANT upon notice from OWNER shall defend the same at TENANT'S expense by counsel reasonably satisfactory to OWNER and OWNER shall cooperate with TENANT in such defense. OWNER need not have first paid any such claim in order to be so indemnified. The terms of this indemnity shall not terminate upon the termination of the Lease or the sale or transfer of the Demised Premises.

      8. IMPROVEMENTS AND ALTERATIONS. TENANT shall make no alterations or additions to the building or Demised Premises without the written approval of OWNER, but such approval shall not be unreasonably withheld. TENANT shall submit plans in reasonable detail and shall indemnify OWNER from any damage incident thereto. Such work shall be in compliance with all applicable codes and ordinances. All improvements shall become the property of OWNER at the end of the term of this lease or, at OWNER'S option, removed by TENANT at TENANT'S expense.

      9. RIGHT TO SUBLET. TENANT shall not sublease or assign the Demised Premises without the written approval of OWNER, but such approval shall not be unreasonably withheld. No permitted subleasing or assignment shall relieve TENANT from any obligations on its part imposed by this Lease Agreement.

      10. RIGHT TO REMOVE PERSONALTY. TENANT shall not remove from the Premises any parts or portions of the heating, electrical, air conditioning or plumbing systems, even though provided at its expense. Otherwise, TENANT shall have the right to remove and shall remove upon request of OWNER at termination of the Lease all equipment, fixtures, merchandise and other personal property installed or provided by TENANT. In the event such removal shall injure or damage the building or Demised Premises, TENANT shall promptly repair all such damage at its own expense or pay to OWNER the agreed, reasonable cost of such repairs. Upon termination of the Lease, TENANT shall remove all of its personal property and leave the premises "broom clean".

      11. RIGHT OF INSPECTION. OWNER or his delegees shall have the right to enter upon and inspect the Demised Premises at and upon reasonable times and occasions during the Lease term.

      12. TAKING BY EMINENT DOMAIN.

          (a) If the total Demised Premises or all of the Building is taken for any public purpose pursuant to the power of eminent domain (including purchase under threat of condemnation) this

Lease shall terminate as of the date that the condemning authority takes title or possession, whichever occurs first.

          (b) If the Demised Property is partially taken for public use pursuant to the power of eminent domain (including purchase in lieu of condemnation) TENANT may at its option terminate the Lease effective as of the date the condemning authority takes title or possession, whichever is first, if the taking is so substantial as to render the remainder of the property unusable for the purposes for which it was leased. OWNER shall, at its expense, restore the untaken portion of the Demised Premises to the extent necessary to render it reasonably suitable for the purposes for which it was leased, including replacing any parking area taken and returning the Demised Premises to compliance with zoning ordinances and other applicable laws, and shall make all repairs reasonably necessary to constitute the building a complete architectural unit.

          (c) All compensation for the taking of the property shall belong to and be the property of OWNER without any participation by TENANT, except that TENANT may prosecute its claim directly against the condemning authority for any compensable losses sustained by TENANT.

          (d) In the event of partial taking without termination of the Lease, reasonable adjustments shall be made in the rental to reflect the loss of utility sustained by TENANT as a result of the taking.

          (e) In the event that any dispute arises between OWNER and TENANT with respect to the taking or partial taking of the property pursuant to the power of eminent domain, such dispute shall be settled by arbitration as outlined in
ARTICLE 18 of this Agreement.

      13. DEFAULT.

          (a) Each of the following shall be deemed a default by TENANT and a breach of this Lease Agreement:

            (i) The filing of a petition by TENANT for adjudication as bankrupt, the involuntary adjudication of TENANT as a bankrupt or the voluntary reorganization of TENANT pursuant to the United States Bankruptcy Code.

            (ii) The appointment of a receiver for TENANT.

            (iii) The dissolution or the commencement of any action or proceeding for the dissolution or liquidation of TENANT.

            (iv) Taking possession of the property of the TENANT by any government officer or agency pursuant to the statutory authority for dissolution or liquidation of TENANT or pursuant to any judgement or lien.

            (v) The making by TENANT of any assignment for the benefit of creditors.

            (vi) A default in the payment of rent, late payment or ad valorem taxes or insurance premiums to be paid by TENANT pursuant to Paragraph 4 & 6 (d) as may be modified by the terms of this Lease.

            (vii) A default in the performance of any other covenant or condition of this Lease Agreement on the part of TENANT.

          (b) Each of the following shall be deemed a default by OWNER and a breach of this Lease Agreement:

            (i) A default in the performance of any covenant or condition of this Lease on the part of OWNER.

            (ii) Any adverse change in the financial position of OWNER which shall cause him to be unable to fulfill his obligations under the terms of this Lease.

      14. REMEDIES IN CASE OF DEFAULT.

          (a) If TENANT fails to perform any obligation imposed by this Lease and the default continues for thirty (30) days after written notice of such default has been given to TENANT, or if TENANT defaults in the payment of rental or late charge and such default continues for ten (10) days, OWNER, at its option and upon an appropriate finding pursuant to the arbitration in accordance with the terms hereof in the case of a dispute may re-enter and take possession of the Demised Premises and may terminate this Agreement, or may, without terminating this Agreement, re-enter and take possession of the Demised Premises, remove the property of TENANT and all other parties from the Demised Premises and relet the premises for the account of TENANT in which case TENANT shall be liable to OWNER not only for all unpaid rent which accrued prior to default, but shall also be liable for all rent accruing under this Lease Agreement during the unexpired term, and for all expenses incurred by OWNER, including reasonable attorneys' fees, less amounts as shall actually be received by OWNER as a result of such reletting. The remedies herein provided for are cumulative and are in addition to but not exclusive, of those provided by law.

      15. INTERPRETATION AND CONSTRUCTION.

          (a) Failure by either party to exercise any right, power or privilege arising under this Agreement shall not be construed as a waiver of the right to exercise that right, power or privilege at a subsequent time. Failure of either party to insist upon strict compliance with any of the terms of this Agreement shall not be construed as a waiver of the right to insist upon strict compliance in the future.

          (b) This Agreement is intended to and shall create the relationship of Landlord and Tenant only. No estate shall pass out of OWNER and TENANT has no interest subject to levy and sale. This Lease is made in North Carolina, to be executed and performed in North Carolina, and shall be construed in accordance with the laws of North Carolina. If TENANT remains in possession of the Demised Premises or any part thereof after the expiration of the Term with OWNER'S acquiescence and without any agreement of the parties, TENANT shall be a tenant from month to month and there shall be no renewal of this Lease or exercise of an option by operation of law.

          (c) The invalidity of any provision of this Lease, as determined by arbitration or a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

          (d) Whenever a singular word is used herein, it shall also include the plural wherever required by the context, and vice versa; and whenever any gender is used herein, it shall also include the other genders wherever required by the context. The terms and conditions hereof shall be interpreted and construed in accordance with their usual and customary meanings, and the parties hereby expressly waive and disclaim, in connection with the interpretation and construction hereof, any rule of law or procedure requiring otherwise, specifically including, but not limited to, any rule of law to the effect that ambiguous or conflicting terms or conditions contained herein shall be interpreted or construed against the party whose counsel prepared this Lease or any earlier draft hereof.

          (e) The captions herein are for convenience and identification purposes only, are not an integral part hereof, and are not to be considered in the interpretation of any part hereof.

      16. NOTICES. All notices provided for in this Agreement shall be in writing and may be delivered (by hand or by messenger or courier service) or may be sent by regular, certified or registered mail or U.S. Postal Service Express Mail, with postage prepaid, by recognized overnight courier or by facsimile transmission, and shall be deemed sufficiently given if served in a manner specified in this Paragraph 16. Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. If sent by regular mail, the notice shall be deemed given five (5) business days after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by United States Express Mail or overnight courier that guarantees next day delivery within the United States shall be deemed given two (2) business days after delivery of the same to the United States Postage Service or courier. If any notice is transmitted by facsimile transmission or similar means, the same shall be deemed served or delivered upon telephone confirmation of receipt of the transmission thereof, provided a copy is also delivered via delivery or mail. If notice is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day.

Notice to OWNER shall be addressed to:

                  S PARTNERS
                  POST OFFICE BOX 11088
                  HIGH POINT, NORTH CAROLINA 27419

Notice to the TENANT shall be addressed to:


                  WRANGLER AVIATION, INC.
                  dba TRADEWINDS INTERNATIONAL AIRLINES
                  7001 B CESSNA DRIVE
                  GREENSBORO, NORTH CAROLINA 27409

Either party may from time to time by notice as herein provided designate a different person, address or both to which notices given pursuant to this Lease shall be sent.

     17. BINDING LEASE. The terms of this Lease shall be binding on both OWNER and TENANT and upon their respective heirs, executors, administrators, successors and assigns.

      18. ARBITRATION. TENANT and OWNER agree that any dispute arising out of, pursuant to, or relating to this Lease shall be resolved by binding arbitration in Guilford County, North Carolina, before one (1) arbitrator pursuant to the rules of the American Arbitration Association for commercial arbitration. The sole function of the arbitrator is to interpret and enforce this Lease under North Carolina law and the arbitrator shall have no authority to alter, amend, modify or change this Lease. The costs of the arbitration (other than each party's attorneys' fees) shall be paid as determined by the arbitrator. This is a mandatory arbitration clause in accordance with the North Carolina Arbitration Act.

      19. FIRST RENEWAL OPTION.

          (a) If TENANT is not then in default, TENANT shall have the option to extend the Lease for an additional term of one (1) year by giving 120 days' written notice to OWNER as required by Paragraph 23(b). Rental during the extension shall be Forty-three thousand five hundred dollars, payable in 12 monthly installments of $3,625.00 each.

          (b) In order to exercise this option, TENANT must give OWNER written notice one hundred twenty (120) days prior to the expiration date of the first extension of the lease term.

          (c) All other terms and conditions of this Lease Agreement shall be and remain in full force and effect during any extension of this Lease Agreement.

      20. SIGNS. TENANT may not, without OWNER'S prior written consent, cause or permit the erection, installation, or display of any sign or advertising material anywhere upon the Demised Premises. Any sign, device, fixture or other attachment permitted to be installed by TENANT hereunder shall be installed by TENANT at its own expense and in accordance with all governmental requirements. TENANT shall be responsible for any damage resulting from the installation or removal of any such sign, device, fixture or other attachment.

      21. COVENANT OF QUIET ENJOYMENT. OWNER warrants and covenants with TENANT that he is seized of the Demised Premises in fee simple and has the right and authority to enter into this Lease for the full term thereof; and that at all times when TENANT is not in default under the terms of and during the original term and any extension of this Lease, TENANT'S quiet and peaceable enjoyment of the Demised Premises shall not be disturbed and interfered with. This covenant shall extend to OWNER'S lender.

      22. SUBORDINATION. Subject to TENANT receiving assurance from OWNER'S lender that TENANT'S possession will not be disturbed, TENANT agrees to execute such reasonable documents and instruments as may be necessary to subordinate this Lease to any bona fide mortgage, deed of trust or ground lease, at any time during the term of this Lease.

      23. ENTIRE AGREEMENT. This lease contains the entire agreement between the parties and may not be modified except in writing and signed by both parties.

      24. PERFORMANCE UNDER PROTEST. If at any time a dispute shall arise as to any amount or sum of money to be paid by one party to the other under the provisions hereof, the party against whom the obligation to pay money is asserted shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of such party to institute suit for recovery of such sum. If it shall be determined pursuant to arbitration or otherwise that there was no legal obligation on the part of such party to pay such sum or any part thereof, such party shall be entitled to recover each sum or so much thereof as it was not legally required to pay under the provision of this Lease.

      25. RECORDING. Either OWNER or TENANT shall upon request by the other, execute, acknowledge and delivery to the other a short form memorandum of this Lease for recording purposes. The party requesting recordation shall be responsible for payment of any fees or taxes applicable thereto.

OWNER AND TENANT HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN, AND BY THE EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF OWNER AND TENANT WITH RESPECT TO THE DEMISED PREMISES.

      IN WITNESS WHEREOF, OWNER has hereunto set his hand and seal and TENANT has caused this Lease Agreement to be executed by its duly authorized officers and its seal to be hereunto affixed, the day and year first above written.

OWNER:                              S PARTNERS

                                    /s/        [ILLEGIBLE]             (SEAL)
                                        -------------------------------------
                                              Managing Partner


TENANT:                             WRANGLER AVIATION, INC.
                                    dba  TRADEWINDS INTERNATIONAL AIRLINES

                                    By: /s/    [ILLEGIBLE]
                                        -------------------------------------
                                              President

ATTEST:

- -----------------------
       SECRETARY

(CORPORATE SEAL)

NORTH CAROLINA

GUILFORD COUNTY

                  SECOND AGREEMENT EXTENDING PRIOR LEASE

      THIS AGREEMENT, made and entered into this the 9th day of April, 1994, by and between S PARTNERS, a North Carolina Partnership, High Point, North Carolina, hereinafter referred to as OWNER; and TIA, INC. (formerly Wrangler Aviation, Inc.), a Delaware Corporation, hereinafter referred to as TENANT;

                                   WITNESSETH

      THAT, WHEREAS, on the 21st day of June, 1993, the parties hereto entered into a certain Lease, whereby the OWNER leased to the TENANT for a period of twelve (12) months, beginning on the 1st day of September, 1993 and ending on the 31st day of August, 1994, and

      WHEREAS, on the 15th day of July, 1994, the parties hereto entered into a certain Agreement Extending Prior Lease, whereby the OWNER leased to the TENANT for a period of twelve (12) months, beginning September 1, 1994 and ending on August 31, 1995 the "Demised Premises", to wit:

      BEING a portion of that certain industrial building (approximately 10,000 sq. ft.) on the lot known and described as 7001 Cessna Drive, Cross Creek Corporate Center, Greensboro, North Carolina, together with the privilege of sharing parking space on a pro rata basis according to the square footage of building space leased by each of them with other tenants at 7001 Cessna Drive.

      NOW, THEREFORE, it is mutually agreed that the said Lease shall be amended to exclude Paragraphs 1 and 2 of the Agreement Extending Prior Lease and include the following conditions:

      1) OWNER shall extend Lease for an additional twenty-four (24) months beginning September 1, 1995 and ending on August 31, 1997.


      2) The rental rate for the extension shall be Three thousand seven hundred dollars ($3700.00) per month.

      3) TENANT shall have an option to cancel this Lease Agreement at the end of the first twelve months with a ninety (90) day written notice to OWNER. TENANT shall pay a cancellation fee of $11,100.00 at the time of such notice.

      4) If TENANT is not then in default at the end of the second year, TENANT shall have the option to extend the Lease for an additional term of two years by giving 90 day's written notice to

OWNER as required by Paragraph 23(b) of the Lease Agreement. Rental during the extension shall be Three thousand eight hundred ($3,800.00) dollars.

      5) All other terms and conditions of the existing Lease shall remain as is.

      IN TESTIMONY WHEREOF, said OWNER and TENANT have caused this SECOND AGREEMENT EXTENDING PRIOR LEASE to be executed in their behalf by their duly authorized corporate officers and the corporate seals to be hereto affixed on the day and date first above written.

TENANT:                             TIA, INC.

                                    BY: /s/      [ILLEGIBLE]         6/6/95
                                        -----------------------------------
                                                  PRESIDENT

ATTEST:
         [ILLEGIBLE]
- ---------------------------------
         SECRETARY

   (COPORATE SEAL)



OWNER:                              S PARTNERS

                                    BY: /s/      [ILLEGIBLE]         (SEAL)
                                        -----------------------------------
                                                    PARTNER